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                                                                   Exhibit 23.3



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS[fm]


As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-3 (the ""Registration Statement'') of Keystone Property Trust (the ""Company'') of: our report dated February 18, 1999, on the consolidated financial statements of the Company, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998; our report dated February 13, 1998 on the statement of revenue and certain expenses of 101 Commerce Drive for the year ended December 31, 1996, included in the Company's Form 8-K/A dated February 24, 1998; our report dated April 1, 1998 on the statement of revenue and certain expenses of GATX Properties for the year ended December 31, 1997 and our report dated June 5, 1998 on the statement of revenue and certain expenses of Double M Development Properties for the year ended December 31, 1997, both included in the Company's Form
8-K/A dated June 10, 1998; our report dated April 1, 1998 on the combined statement of revenue and certain expenses of Galesi Properties for the year ended December 31, 1997 and our report dated June 15, 1998 on the statement of revenue and certain expenses of Fed One Portfolio for the year ended December 31, 1997, both included in the Company's Form 8-K/A dated July 14, 1998; our report dated July 6, 1998 on the combined statement of revenue and certain expenses of Pioneer Portfolio for the year ended December 31, 1997, our report dated July 7, 1998 on the statement of revenue and certain expenses of ASW Portfolio for the year ended December 31, 1997 and our report dated July 31, 1998 on the combined statement of revenue and certain expenses of Szeles Portfolio for the year ended
December 31, 1997, all included in the Company's 8-K dated August 13,
1998; our report dated December 5, 1998 on the combined statement of revenue and certain expenses of Chambersburg Properties for the year ended
December 31, 1997, our report dated December 16, 1998 on the combined statement of revenue and certain expenses of Browning Investment Portfolio for the year ended December 31, 1997 and our report dated December 23, 1998 on the combined statement of revenue and certain expenses of Brashier Portfolio for the year ended December 31, 1997, all included in the Company's 8-K/A dated January 13, 1999; our report dated August 13,
1999 on the combined statement of revenue and certain expenses of Reckson Morris Industrial Portfolio for the year ended December 31, 1998, our report dated October 11, 1999 on the combined statement of revenue and certain expenses of Poly-Foam Properties for the year ended December 31, 1998 and our report dated October 11, 1999 on the statement of revenue and certain expenses of BMG Property for the year ended December 31, 1998, all included in the Company's 8-K dated October 12, 1999; and our report dated October 15, 1999 on the statement of revenue and certain expenses of Lemoyne Property for the year ended December 31, 1998 included in the Company's 8-K dated October 20, 1999 and to all references to our Firm included in the Registration Statement.

Philadelphia, Pennsylvania
November 12, 1999